Exhibit 99.1

Vontier Reports Solid Fourth Quarter 2023 Results and Initiates 2024 Guidance

With healthy end markets fueling momentum, our Connected Mobility strategy and comprehensive suite of industry-leading solutions continue to accelerate growth, profitability and free cash flow.

Fourth Quarter 2023 Highlights:
•Sales of $789 million, down 10% vs. prior year; Core sales down 7%
•GAAP diluted net EPS of $0.68; Adjusted diluted net EPS of $0.80 vs. prior guide of $0.75 to $0.79
•Operating cash flow was $165 million; Adjusted Free Cash Flow was $153 million, representing 122% Adjusted Free Cash Flow Conversion
Full Year 2023 Highlights:
•2023 sales of $3.1 billion, down 3% vs. prior year; Core sales down 2% (up 9% ex-EMV)
•2023 GAAP diluted net EPS of $2.42, Adjusted diluted net EPS of $2.89 vs. prior guide of $2.83 to $2.87
•Completed $300 million in debt paydown and $75 million in share repurchases
Outlook for 2024:
•Initiates full year 2024 guidance for Adjusted diluted net EPS of $3.00 to $3.15
•Initiates Q1 2024 guidance for Adjusted diluted net EPS of $0.68 to $0.72

RALEIGH, North Carolina, February 15, 2024 -- Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, today announced results for the fourth quarter ended December 31, 2023.

Vontier reported $789.0 million in sales for the fourth quarter, a decline of 10% year-over-year, reflecting a decrease in core sales of 7%. Continued underlying momentum across the portfolio, supported by strong secular tailwinds, healthy end market demand, improved supply chain conditions, and ongoing pricing realization, was more than offset by the expected sunset of EMV-related sales. Operating profit of $146.4 million declined 6% versus the prior year, and operating profit margin increased 70 basis points, to 18.6%. Adjusted operating profit of $173.9 million declined 8% versus the prior year and adjusted operating profit margin increased approximately 20 basis points, to 22.0%. Net earnings were $106.2 million, and adjusted net earnings were $125.4 million, resulting in GAAP diluted net earnings per share of $0.68 and adjusted diluted net earnings per share of $0.80.

“Vontier delivered another quarter of solid underlying performance to end the year,” said Mark Morelli, President and Chief Executive Officer. “2023 marked a critical step in our journey to catalyze a more connected mobility ecosystem. We made tremendous progress on our strategic initiatives to accelerate underlying growth, drove operational and commercial excellence through the Vontier Business System, remained disciplined on capital allocation, and continued to transform our portfolio.”

Morelli continued, “We enter 2024 with strong momentum and uniquely positioned, with the depth and breadth of our portfolio, to serve the mobility ecosystem. Our Connected Mobility strategy empowers the global Vontier team to deliver industry-leading, integrated solutions to drive enhanced productivity, automation and profitability to our customers, and deliver above-market growth and enhanced shareholder returns, in 2024 and beyond.”

Segment Results

Q4 2023 Segment Results Summary

	Mobility Technologies(a)	Repair Solutions	Environmental & Fueling Solutions	Other	Total Vontier
Sales ($M)	$271.4	$151.5	$339.0	$29.7	$789.0
Segment Operating Profit	$55.9	$37.8	$97.9	$3.1	$194.7
Segment Operating Profit %	20.6%	25.0%	28.9%	10.4%	24.7%
(a) Includes $2.6 million of intersegment sales that are eliminated in consolidation.

Mobility Technologies reported sales increased 4% versus the prior year. Strong demand for alternative energy solutions and car wash technologies drove core sales growth of 4%. Segment operating profit increased 14% versus the prior year. Segment operating profit margin expanded 180 basis points year over year, with strong contributions from volume leverage and positive price/cost, partially offset by continued investment spending and a foreign currency adjustment related to hyperinflationary economies.

Repair Solutions reported sales grew 5% over the prior year. Core sales growth of 5% was driven by robust demand for tool storage and diagnostic tools. Segment operating profit increased 16% versus the prior year. Segment operating profit margin expanded 250 basis points driven by strong volume leverage, productivity, and favorable price/cost.

Environmental & Fueling Solutions reported sales declined 20% year-over-year. Core sales declined 19%, reflecting the anticipated year-over-year decrease in EMV-related sales, offset in part by continued strength in U.S. dispenser and aftermarket offerings. Segment operating profit declined 20% year over year, and segment operating profit margin remained comparable with the prior year, as restructuring and productivity savings were offset by peak EMV-related headwinds.

Other Items
•Repurchased ~$13 million, or ~0.4 million shares, during the quarter; Full year 2023 share repurchases total ~$75 million, or 2.8 million shares.
•Repaid $60 million in debt during the quarter; Full year 2023 debt repayment totaled $300 million. Net leverage ratio ended Q4 at 2.8X.
•Announced the divestiture of the Coats business on January 8, 2024; ~$73 million in net proceeds.

2024 Outlook
•Total sales $3,050 to $3,110 million; Core sales growth +4 to 6%
•Adjusted operating profit margin +80 to 110 basis point expansion year-over-year
•Adjusted diluted net EPS in the range of $3.00 to $3.15
•Adjusted free cash flow conversion of ~90 to 100%

Q1 2024 Outlook
•Total sales $745 to $760 million; Core sales growth +2 to 4%
•Adjusted operating profit margin expansion of 40 to 80 basis points year-over-year
•Adjusted diluted net EPS of $0.68 to $0.72

Conference Call Details
Vontier will discuss results and outlook during its quarterly investor conference call today starting at 8:30 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Vontier’s website, www.vontier.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The call can be accessed via webcast or by dialing +1 888-259-6580, along with the conference ID: 69414951. A replay of the webcast will be available at the same location shortly after the conclusion of the presentation, or by dialing +1 877-934-3335, conference ID: 69414951 and passcode 414951 or under the “Investors” section of the Vontier website under “Events & Presentations.”

ABOUT VONTIER
Vontier (NYSE: VNT) is a global industrial technology company uniting productivity, automation and multi-energy technologies to meet the needs of a rapidly evolving, more connected mobility ecosystem. Leveraging leading market positions, decades of domain expertise and unparalleled portfolio breadth, Vontier enables the way the world moves – delivering smart, safe and sustainable solutions to our customers and the planet. Vontier has a culture of continuous improvement and innovation built upon the foundation of the Vontier Business System and embraced by colleagues worldwide. Additional information about Vontier is available on the Company’s website at www.vontier.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “core sales growth,” “baseline core sales growth”, “adjusted operating profit,” “adjusted operating profit margin,” “segment operating profit,” “segment operating profit margin,” “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” “adjusted free cash flow”, “adjusted free cash flow conversion”, “EBITDA”, “adjusted EBITDA” and “net leverage ratio” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, war or hostility, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Form 10-K for the year ended December 31, 2022. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Ryan Edelman
Vice President, Investor Relations
Vontier Corporation
5438 Wade Park Blvd, Suite 600
Raleigh, NC 27607
Telephone: (984) 238-1929

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$340.9	$204.5
Accounts receivable, net	497.5	514.8
Inventories	296.6	346.0
Prepaid expenses and other current assets	141.4	152.8
Equity securities measured at fair value	—	21.3
Current assets held for sale	56.1	145.6
Total current assets	1,332.5	1,385.0
Property, plant and equipment, net	102.3	92.1
Operating lease right-of-use assets	47.0	44.5
Long-term financing receivables, net	276.2	249.8
Other intangible assets, net	568.3	649.7
Goodwill	1,742.4	1,738.7
Other assets	225.3	183.5
Total assets	$4,294.0	$4,343.3
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$106.6	$4.6
Trade accounts payable	366.8	430.9
Current operating lease liabilities	14.0	13.8
Accrued expenses and other current liabilities	435.8	437.6
Current liabilities held for sale	32.1	43.0
Total current liabilities	955.3	929.9
Long-term operating lease liabilities	37.1	34.0
Long-term debt	2,189.0	2,585.7
Other long-term liabilities	217.0	214.2
Total liabilities	3,398.4	3,763.8
Commitments and Contingencies
Equity:
Preferred stock	—	—
Common stock	—	—
Treasury stock	(403.4)	(328.0)
Additional paid-in capital	56.8	27.6
Retained earnings	1,132.1	770.8
Accumulated other comprehensive income	104.9	106.1
Total Vontier stockholders’ equity	890.4	576.5
Noncontrolling interests	5.2	3.0
Total equity	895.6	579.5
Total liabilities and equity	$4,294.0	$4,343.3

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales	$789.0	$871.9	$3,095.2	$3,184.4
Operating costs and expenses:
Cost of sales, excluding amortization of acquisition-related intangible assets	(417.9)	(486.9)	(1,664.0)	(1,756.1)
Selling, general and administrative expenses	(161.5)	(167.4)	(643.1)	(627.8)
Research and development expenses	(43.1)	(40.2)	(163.5)	(144.6)
Amortization of acquisition-related intangible assets	(20.1)	(21.0)	(81.2)	(78.0)
Operating profit	146.4	156.4	543.4	577.9
Non-operating income (expense), net:
Interest expense, net	(23.0)	(23.5)	(93.7)	(69.6)
Gain on sale of business	—	—	34.4	—
Gain on previously held equity interests from combination of business	—	—	—	32.7
Unrealized loss on equity securities measured at fair value	—	(25.9)	—	(8.7)
Other non-operating income (expense), net	1.0	(6.2)	(0.6)	(4.9)
Earnings before income taxes	124.4	100.8	483.5	527.4
Provision for income taxes	(18.2)	(33.1)	(106.6)	(126.1)
Net earnings	$106.2	$67.7	$376.9	$401.3

Net earnings per share:
Basic	$0.69	$0.43	$2.43	$2.50
Diluted	$0.68	$0.43	$2.42	$2.49
Weighted average shares outstanding:
Basic	154.6	157.3	155.1	160.5
Diluted	155.9	157.7	156.0	161.0

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net earnings	$376.9	$401.3
Non-cash items:
Depreciation expense	43.8	40.9
Amortization of acquisition-related intangible assets	81.2	78.0
Stock-based compensation expense	31.5	24.3
Amortization of debt issuance costs	3.8	3.4
Amortization of acquisition-related inventory fair value step-up	1.3	1.1
Loss on equity investments	1.1	3.0
Gain on sale of business	(34.4)	—
(Gain) loss on sale of property	(2.8)	0.8
Gain on previously held equity interests from combination of business	—	(32.7)
Unrealized loss on equity securities measured at fair value	—	8.7
Impairment charges	—	3.6
Change in accounts receivable, net	(148.1)	(217.2)
Change in inventories	48.9	(74.3)
Change in prepaid expenses and other assets	37.8	(16.0)
Change in long-term financing receivables, net	141.2	140.3
Change in trade accounts payable	(66.8)	21.3
Change in accrued expenses and other liabilities	(13.1)	(24.1)
Change in deferred income taxes	(47.3)	(41.2)
Net cash provided by operating activities	455.0	321.2
Cash flows from investing activities:
Proceeds from sale of business, net of cash provided	107.5	—
Cash paid for acquisitions, net of cash received	—	(277.5)
Payments for additions to property, plant and equipment	(60.1)	(60.0)
Proceeds from sale of property	4.5	0.4
Cash paid for equity investments	(3.0)	(11.8)
Proceeds from sale of equity securities	20.4	19.0
Net cash provided by (used in) investing activities	69.3	(329.9)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	1,167.0
Repayment of long-term debt	(300.0)	(1,167.0)
Net proceeds from short-term borrowings	1.9	0.4
Payments for debt issuance costs	—	(0.8)
Payments of common stock cash dividend	(15.5)	(15.9)
Purchases of treasury stock	(74.7)	(328.0)
Proceeds from stock option exercises	10.4	2.5
Other financing activities	(9.9)	(6.1)
Net cash used in financing activities	(387.8)	(347.9)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(11.5)
Net change in cash and cash equivalents	136.4	(368.1)
Beginning balance of cash and cash equivalents	204.5	572.6
Ending balance of cash and cash equivalents	$340.9	$204.5

VONTIER CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL SUMMARY
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales
Mobility Technologies	$271.4	$261.1	$1,003.8	$907.8
Repair Solutions	151.5	144.7	651.5	611.5
Environmental & Fueling Solutions	339.0	421.6	1,323.7	1,493.6
Other	29.7	44.5	118.8	171.5
Intersegment eliminations	(2.6)	—	(2.6)	—
Total Vontier Sales	$789.0	$871.9	$3,095.2	$3,184.4

Segment & Adjusted Operating Profit
Mobility Technologies	$55.9	$49.0	$199.9	$187.5
Repair Solutions	37.8	32.5	170.0	169.7
Environmental & Fueling Solutions	97.9	121.7	369.5	406.5
Other	3.1	9.4	11.3	19.2
Segment Operating Profit (Non-GAAP)	194.7	212.6	750.7	782.9
Corporate & Other Unallocated Expense	(20.8)	(22.6)	(86.4)	(66.7)
Adjusted Operating Profit (Non-GAAP)	$173.9	$190.0	$664.3	$716.2

Segment & Adjusted Operating Profit Margin
Mobility Technologies	20.6%	18.8%	19.9%	20.7%
Repair Solutions	25.0%	22.5%	26.1%	27.8%
Environmental & Fueling Solutions	28.9%	28.9%	27.9%	27.2%
Other	10.4%	21.1%	9.5%	11.2%
Segment Operating Profit Margin (Non-GAAP)	24.7%	24.4%	24.3%	24.6%
Adjusted Operating Profit Margin (Non-GAAP)	22.0%	21.8%	21.5%	22.5%

Note: Results for the Mobility Technologies and Environmental & Fueling Solutions segments for the three months and year ended December 31, 2022 have been revised from the results previously reported on March 20, 2023.

VONTIER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Core Sales Growth and Baseline Core Sales Growth

We define core sales growth as the change in total sales calculated according to GAAP but excluding (i) sales from acquired and certain divested businesses; (ii) the impact of currency translation; and (iii) certain other items.
•References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested or exited businesses or product lines not considered discontinued operations.
•The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales, including foreign operations, (excluding sales from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
•The portion of sales attributable to other items is calculated as the impact of those items which are not directly correlated to sales from existing businesses which do not have an impact on the current or comparable period.
Baseline core sales growth refers to core sales growth but excluding the impact of the end of the U.S. upgrade cycle for enhanced credit card security requirements for outdoor payment systems based on the EMV global standards.
Core sales growth and Baseline core sales growth should be considered in addition to, and not as a replacement for or superior to, total sales, and may not be comparable to similarly titled measures reported by other companies.
Management believes that reporting the non-GAAP financial measure of core sales growth provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our sales performance with our performance in prior and future periods and to our peers. We exclude the effect of acquisitions and certain divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation and certain other items from core sales because these items are either not under management’s control or relate to items not directly correlated to core sales growth. Management believes the exclusion of these items from core sales growth may facilitate assessment of underlying business trends and may assist in comparisons of long-term performance.

Adjusted Operating Profit and Adjusted Operating Profit Margin
Adjusted operating profit refers to operating profit calculated in accordance with GAAP, but excluding amortization of acquisition-related intangible assets, costs associated with restructurings including one-time termination benefits and related charges and impairment and other charges associated with facility closure, contract termination and other related activities, and the related impact of certain divested or exited businesses or product lines not considered discontinued operations ("Restructuring- and divestiture-related adjustments"), transaction- and deal-related costs, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, other charges which represent charges incurred that are not part of our core operating results ("Other charges") and normalization and other adjustments which represent adjustments for standalone public company costs. Adjusted operating profit margin refers to adjusted operating profit divided by GAAP sales.
Segment Operating Profit and Segment Operating Profit Margin
Segment operating profit is used by Vontier’s management in determining how to allocate resources and assess performance. Segment operating profit represents total segment sales less operating costs attributable to the segment, which does not include unallocated corporate costs and other operating costs not allocated to the reportable segments as part of management’s assessment of reportable segment operating performance, including stock-based compensation expense, amortization of acquisition-related intangible assets and other costs shown in the reconciliation to GAAP operating profit below. As part of management’s assessment of the Repair Solutions segment, a capital charge based on the segment’s financing receivables portfolio is assessed by Corporate. Segment operating profit margin refers to segment operating profit divided by GAAP sales.
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
Adjusted net earnings refers to net earnings calculated in accordance with GAAP, but excluding on a pretax basis amortization of acquisition-related intangible assets, Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, normalization and other adjustments which represent adjustments for standalone public company costs, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments, and including the tax effect of these adjustments and other tax adjustments. The tax effect of such adjustments was calculated by applying our estimated adjusted effective tax rate to the pretax amount of each adjustment. Adjusted diluted net earnings per share refers to adjusted net earnings divided by the weighted average diluted shares outstanding.
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
Free cash flow refers to cash flow from operations calculated according to GAAP but excluding capital expenditures. Adjusted free cash flow refers to free cash flow adjusted for cash received from the sale of property and cash paid for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, one-time costs related to the separation, and Other charges. Adjusted free cash flow conversion refers to adjusted free cash flow divided by adjusted net earnings.

Net Leverage Ratio, EBITDA and Adjusted EBITDA
EBITDA refers to net earnings calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization of acquisition-related intangible assets. Adjusted EBITDA refers to EBITDA adjusted for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments. Net leverage ratio refers to net debt divided by Adjusted EBITDA.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
A reconciliation of each of the projected Core Sales Growth, Baseline Core Sales Growth, Adjusted Operating Profit Margin, Baseline Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings Per Share, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Components of Sales Growth

	% Change Three Months Ended December 31, 2023 vs. Comparable 2022 Period
	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Other Segment	Total
Total Sales Growth (GAAP)	3.9%	4.7%	(19.6)%	(33.3)%	(9.5)%
Core sales growth (Non-GAAP)	4.4%	4.7%	(19.1)%	2.0%	(7.3)%
Acquisitions and divestitures (Non-GAAP)	—%	—%	(0.8)%	(35.5)%	(2.2)%
Currency exchange rates (Non-GAAP)	(0.5)%	—%	0.3%	0.2%	—%

Core sales growth (Non-GAAP)	4.4%	4.7%	(19.1)%	2.0%	(7.3)%
Impact of EMV sunset(a)	7.1%	—%	20.0%	—%	12.1%
Baseline core sales growth (Non-GAAP)	11.5%	4.7%	0.9%	2.0%	4.8%

(a) Reflects the impact of the end of the U.S. upgrade cycle for enhanced credit card security requirements for outdoor payments systems based on the EMV global standards.

	% Change Year Ended December 31, 2023 vs. Comparable 2022 Period
	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Other Segment	Total
Total Sales Growth (GAAP)	10.6%	6.5%	(11.4)%	(30.7)%	(2.8)%
Core sales growth (Non-GAAP)	6.1%	6.7%	(10.6)%	(2.1)%	(2.1)%
Acquisitions and divestitures (Non-GAAP)	5.6%	—%	(0.2)%	(28.4)%	(0.1)%
Currency exchange rates (Non-GAAP)	(1.1)%	(0.2)%	(0.6)%	(0.2)%	(0.6)%

Reconciliation of Operating Profit to Adjusted Operating Profit and Segment Operating Profit

	Three Months Ended		Year Ended
$ in millions	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating Profit (GAAP)	$146.4	$156.4	$543.4	$577.9
Amortization of acquisition-related intangible assets	20.1	21.0	81.2	78.0
Restructuring- and divestiture-related adjustments	3.7	5.5	26.0	17.8
Transaction- and deal-related costs	3.2	3.9	12.0	33.3
One-time costs related to separation	0.5	1.3	3.2	5.3
Amortization of acquisition-related inventory fair value step-up	—	1.1	1.3	1.1
Loss (gain) on sale of property	—	0.8	(2.8)	0.8
Other charges	—	—	—	2.2
Normalization and other adjustments(a)	—	—	—	(0.2)
Adjusted Operating Profit (Non-GAAP)	173.9	190.0	664.3	716.2
Corporate & Other Unallocated Costs	20.8	22.6	86.4	66.7
Segment Operating Profit (Non-GAAP)	$194.7	$212.6	$750.7	$782.9

Operating Profit Margin (GAAP)	18.6%	17.9%	17.6%	18.1%
Adjusted Operating Profit Margin (Non-GAAP)	22.0%	21.8%	21.5%	22.5%
Segment Operating Profit Margin (Non-GAAP)	24.7%	24.4%	24.3%	24.6%

(a) Adjustment for standalone public company costs

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three Months Ended		Year Ended
($ in millions)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Earnings (GAAP)	$106.2	$67.7	$376.9	$401.3
Amortization of acquisition-related intangible assets	20.1	21.0	81.2	78.0
Restructuring- and divestiture-related adjustments	3.7	5.5	26.0	17.8
Transaction- and deal-related costs	3.2	3.9	12.0	33.3
One-time costs related to separation	0.5	1.3	3.2	5.3
Amortization of acquisition-related inventory fair value step-up	—	1.1	1.3	1.1
Loss (gain) on sale of property	—	0.8	(2.8)	0.8
Other charges	—	—	—	2.2
Normalization and other adjustments (a)	—	—	—	(0.2)
Non-cash write-off of deferred financing costs	—	—	0.2	—
Gain on sale of business	—	—	(34.4)	—
Loss on equity investments	0.1	5.8	1.1	3.0
Gain on previously held equity interests from combination of business	—	—	—	(32.7)
Unrealized loss on equity securities measured at fair value	—	25.9	—	8.7
Tax effect of the Non-GAAP adjustments and other tax adjustments (b)	(8.4)	(5.2)	(14.4)	(22.3)
Adjusted Net Earnings (Non-GAAP)	$125.4	$127.8	$450.3	$496.3

Diluted weighted average shares outstanding	155.9	157.7	156.0	161.0

Diluted Net Earnings Per Share (GAAP)	$0.68	$0.43	$2.42	$2.49
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.80	$0.81	$2.89	$3.08

(a) Adjustment for standalone public company costs
(b) The gain on previously held equity interests from combination of business is non-taxable income and therefore the tax effect of the adjustments only includes the other adjustments noted.

Reconciliation of Operating Cash Flow to Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Conversion

	Three Months Ended		Year Ended
($ in millions)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating Cash Flow (GAAP)	$164.9	$181.4	$455.0	$321.2
Less: Purchases of property, plant & equipment (capital expenditures)	(16.6)	(17.0)	(60.1)	(60.0)
Free Cash Flow (Non-GAAP)	$148.3	$164.4	$394.9	$261.2
Restructuring- and divestiture-related adjustments	2.9	4.6	19.0	17.5
Transaction- and deal-related costs	1.6	5.5	17.7	20.2
One-time costs related to separation	—	—	—	0.2
Proceeds from sale of property	0.2	0.2	4.5	0.4
Other charges	—	—	—	14.8
Adjusted Free Cash Flow (Non-GAAP)	$153.0	$174.7	$436.1	$314.3
Adjusted Net Earnings (Non-GAAP)	$125.4	$127.8	$450.3	$496.3
Adjusted Free Cash Flow Conversion Ratio (Non-GAAP)	122.0%	136.7%	96.8%	63.3%

Net Leverage Ratio and Reconciliation from Net Earnings to EBITDA to Adjusted EBITDA

Total Debt	$2,306.6
Less: Cash	(340.9)
Net Debt	$1,965.7
Adjusted EBITDA (Non-GAAP)	$708.8
Net Leverage Ratio	2.8

	Three Months Ended	Year Ended
($ in millions)	December 31, 2023	December 31, 2023
Net Earnings (GAAP)	$106.2	$376.9
Interest expense, net	23.0	93.7
Income tax expense	18.2	106.6
Depreciation and amortization expense	31.2	125.0
EBITDA (Non-GAAP)	$178.6	$702.2
Restructuring- and divestiture-related adjustments	3.7	26.0
Transaction- and deal-related costs	3.2	12.0
One-time costs related to separation	0.5	3.2
Amortization of acquisition-related inventory fair value step-up	—	1.3
Gain on sale of property	—	(2.8)
Non-cash write-off of deferred financing costs	—	0.2
Gain on sale of business	—	(34.4)
Loss on equity investments	0.1	1.1
Adjusted EBITDA (Non-GAAP)	$186.1	$708.8